Exhibit 99.1



REPLACING AND CORRECTING Banknorth Group to Present at FBR 11th Annual
Conference

PORTLAND, Maine--November 23, 2004--Banknorth Group, Inc. (NYSE: BNK) announced today that Bill Ryan, President, Chairman, and Chief Executive Officer, will present at the Friedman Billings Ramsey 11th Annual Conference at the Grand Hyatt at Grand Central Station, New York from 9:30 a.m. - 10:00 a.m. on Tuesday, November 30th, 2004.

A live webcast of the conference will be available at http://wsw.com/webcast/fbr7/bnk. Shortly after the conference, a replay of the webcast will be available for a period of 90 days from the Investor Relations section of the Banknorth website at http://www.banknorth.com.

At September 30, 2004, Banknorth Group, Inc. headquartered in Portland, Maine had $29.0 billion in assets. Banknorth's banking subsidiary, Banknorth, N.A., operates banking divisions in Connecticut (Banknorth Connecticut); Maine (Peoples Heritage Bank); Massachusetts (Banknorth Massachusetts); New Hampshire (Bank of New Hampshire); New York (Evergreen Bank); and Vermont (Banknorth Vermont). The Company and Banknorth, N.A. also operate subsidiaries and divisions in insurance, money management, merchant services, mortgage banking, government banking and other financial services and offer investment products in association with PrimeVest Financial Services, Inc. The Company's website is at www.banknorth.com.

CONTACT:  Banknorth Group, Inc.
          Jeffrey Nathanson, (207) 761-8517